UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2016, Synthesis Energy Systems, Inc. (the “Company”) entered into an At The Market Offering Agreement with T.R. Winston & Company, LLC (the “Agreement”) to create an at-the-market equity program under which it may sell up to $20,000,000 in shares of its common stock (the “Shares”) from time to time through T.R. Winston & Company, LLC, as sales agent (the “Agent”). Under the Agreement, the Agent will be entitled to a commission at a fixed commission rate of 4% of the gross sales price of Shares sold under the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Global Market, at market prices or as otherwise agreed with the Agent. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement. The Company has no immediate plans to execute any sales.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-210786). On May 13, 2016, the Company filed a Prospectus Supplement relating to the offering with the Securities and Exchange Commission.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 10.1 to this Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Report. Legal opinions related to the Shares are included in Exhibit 5.1.

Item 2.02	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On May 13, 2016, the Company issued an earnings release announcing the financial results for its fiscal third quarter ended March 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Porter Hedges LLP

10.1	At The Market Offering Agreement dated May 13, 2016.

99.1	Press release dated May 12, 2016 related to third quarter earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: May 13, 2016	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

5.1	Opinion of Porter Hedges LLP

10.1	At The Market Offering Agreement dated May 13, 2016.

99.1	Press release dated May 12, 2016 related to third quarter earnings.